CONFIRMING STATEMENT
	This Statement confirms that the undersigned, Claude Fernandez, has authorized and designated each of Susan Hyde, James Fitzgerald, and Samuel Hood, signing singly, to execute and file on the undersigned's behalf all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of W. P. Carey & Co. LLC, Carey Institutional Properties, Incorporated, Corporate Property Associates 12, Incorporated, Corporate Property Associates 14, Incorporated, Corporate Property Associates 15, Incorporated, and Corporate Property Associates 16, Incorporated. The authority of Susan Hyde, James Fitzgerald, and Samuel Hood, under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to the undersigned's ownership of or transactions in securities of W. P. Carey & Co. LLC, Carey Institutional Properties, Incorporated, Corporate Property Associates 12, Incorporated, Corporate Property Associates 14, Incorporated, Corporate Property Associates 15, Incorporated, and Corporate Property Associates 16, Incorporated, unless earlier revoked in writing. The undersigned acknowledges Susan Hyde, James Fitzgerald, and Samuel Hood are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

/s/ Claude Fernandez
Signature



Claude Fernandez
Print Name


May 12, 2005

Date